UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Peachtree St. NE, Suite 1000 Atlanta, GA	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 446-0050

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

On May 22, 2013, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the stockholders voted on: (1) the election of the seven candidates nominated to serve as directors until the Company’s 2014 Annual Meeting of Stockholders; (2) a non-binding advisory vote to approve the compensation of the Company’s executives; (3) a non-binding advisory vote to determine whether a stockholder vote on the compensation of the Company’s executives will occur every one, two or three years; (4) the approval of the Streamline Health Solutions, Inc. 2013 Stock Incentive Plan; (5) the approval of the Amended and Restated 1996 Associate Stock Purchase Plan; and (6) the ratification of the Company’s appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2014.  A total of 11,254,411shares of the Company’s common stock and 3,073,275 shares of the Company’s preferred stock, entitling the holders of such preferred stock collectively to 2,304,952 votes, were present in person or represented by proxy at the Annual Meeting, consisting of 13,559,363 votes, or approximately 90% of the voting power of the Company entitled to vote.

The final votes on the proposals presented at the Annual Meeting are as follows:

As to Proposal 1, the seven candidates nominated to serve as directors of the Company until the Company’s 2014 Annual Meeting of Stockholders, the Company’s stockholders elected the following nominees as directors:

Director Nominee	Votes For	Votes Withheld
Michael K. Kaplan	9,801,199	25,069
Allen S. Moseley	9,767,289	58,979
Jonathan R. Phillips	9,779,118	47,150
Andrew L. Turner	9,148,761	677,507
Michael G. Valentine	9,805,104	21,164
Edward J. VonderBrink	9,349,666	476,602
Robert E. Watson	9,701,619	124,649

There were 3,733,095 broker non-votes with respect to the election of each of the nominees.

As to Proposal 2, the non-binding advisory vote to approve the compensation of the Company’s executives, the Company’s stockholders approved the compensation of the Company’s executives with a tally of 9,365,069 votes FOR, 140,175 votes AGAINST and 321,024 votes ABSTAINED.  There were 3,733,095 broker non-votes on this proposal.

As to Proposal 3, the non-binding advisory vote to determine whether a stockholder vote on the compensation of the Company’s executives will occur every one, two or three years, the Company’s stockholders approved a frequency of every ONE YEAR with 6,348,473 votes.  There were 3,101,658 votes for every TWO YEARS, 204,183 votes for every THREE YEARS and 321,024 votes ABSTAINED.  There were 3,733,095 broker non-votes on this proposal.

Regarding Proposal 4, the approval of the Streamline Health Solutions, Inc. 2013 Stock Incentive Plan, the Company’s stockholders approved the plan by a tally of 9,403,487 votes FOR, 161,089 votes AGAINST and 261,692 votes ABSTAINED.  There were 3,733,094 broker non-votes on this proposal.

Regarding Proposal 5, the Amended and Restated 1996 Associate Stock Purchase Plan, the Company’s stockholders approved the Amended and Restated 1996 Associate Stock Purchase Plan by a tally of 8,479,447 votes

FOR, 47,609 votes AGAINST, and 1,299,212 votes ABSTAINED.  There were 3,733,095 broker non-votes on this proposal.

As to Proposal 6, the ratification of the Company’s appointment of KPMG LLP to serve as the Company’s independent registered public accounting for the 2013 fiscal year, the Company’s stockholders ratified such appointment by a tally of 13,433,707 votes FOR, 14,841 votes AGAINST and 110,815 votes ABSTAINED.  There were no broker non-votes on this proposal.

Based on the above stockholder vote, on May 22, 2013, the Company’s Board of Directors determined that the Company will hold an advisory vote on the compensation of the Company’s executives every year until the next stockholder advisory vote on the frequency of stockholder votes on the compensation of executives or until the Board of Directors otherwise determines that a different frequency for such advisory vote would be in the best interests of the Company’s stockholders.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: May 29, 2013

	By:	/s/ Nicholas A. Meeks
Nicholas A. Meeks
Chief Financial Officer